UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2007

M/I Homes, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

3 Easton Oval, Suite 500, Columbus, Ohio	43219
(Address of principal executive offices)	(Zip Code)

(614) 418-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the sale by M/I Homes, Inc., an Ohio corporation (the “Registrant”), of 4,000,000 depositary shares (the “Depositary Shares”), each representing 1/1,000th of a 9.75% Series A Preferred Share, par value $.01 per share (non-cumulative, liquidation preference $25.00 per Depositary Share), of the Registrant (collectively, the “Series A Preferred Shares”), the Registrant will issue 4,000 Series A Preferred Shares on March 15, 2007.

The terms of the Series A Preferred Shares are set forth in the Certificate of Amendment by Directors to Article Fourth of the Registrant’s Amended and Restated Articles of Incorporation dated March 13, 2007 attached as Exhibit 3.1 hereto and incorporated herein by reference.

A specimen certificate representing the Series A Preferred Shares is attached as Exhibit 4.1 hereto and incorporated herein by reference.

The terms of the Depositary Shares are set forth in the form of deposit agreement to be entered into by and among the Registrant, Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A., as depositary, and the holders of the depositary receipts issued thereunder (the “Deposit Agreement”). The Deposit Agreement is attached as Exhibit 99.1 hereto and incorporated herein by reference. The form of depositary receipt relating to the Series A Preferred Shares is included as Exhibit A to the Deposit Agreement and is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Upon issuance of the Series A Preferred Shares, the ability of the Registrant to pay dividends on, make distributions with respect to or make a liquidation payment on its common shares or any other class or series of shares of the Registrant ranking junior to or on a parity with the Series A Preferred Shares will be subject to certain restrictions in the event that the Registrant fails to declare and pay full dividends on the Series A Preferred Shares during any dividend period.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Under the Registrant’s Amended and Restated Articles of Incorporation, the Board of Directors is authorized by resolution to provide for the issuance of up to 2,000,000 preferred shares from time to time on such terms as it may determine and to divide the preferred shares into one or more series and, in connection with the creation of such series, to determine and fix by resolution the terms of such shares. On March 13, 2007, the Registrant filed with the Ohio Secretary of State a Certificate of Amendment by Directors designating 6,000 of the Registrant’s preferred shares as “9.75% Series A Preferred Shares” and setting forth the terms of the Series A Preferred Shares. A copy of the Certificate of Amendment by Directors is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

On March 8, 2007, the Registrant entered into an underwriting agreement (the “Underwriting Agreement”) with Wachovia Capital Markets, LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), with respect to the public offering by the Registrant of 4,000,000 Depositary Shares, each representing 1/1,000th of a Series A Preferred

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Share. Pursuant to the terms of the Underwriting Agreement, the Registrant has granted to the Underwriters for 30 days an over-allotment option to purchase up to an additional 600,000 Depositary Shares.

The terms of the offering and the Series A Preferred Shares and Depositary Shares are described in the Registrant’s Prospectus dated April 16, 2002 included as part of the Registrant’s Registration Statement on Form S-3 (File No. 333-85662), as supplemented by a Prospectus Supplement dated March 8, 2007. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document
3.1	Certificate of Amendment by Directors to Article Fourth of the Registrant’s Amended and Restated Articles of Incorporation dated March 13, 2007.

4.1	Specimen certificate representing the 9.75% Series A Preferred Shares, par value $.01 per share, of the Registrant.

99.1	Form of Deposit Agreement by and among the Registrant, Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A., as Depositary, and the Holders of Depositary Receipts Relating to the Registrant’s 9.75% Series A Preferred Shares.

99.2	Form of Depositary Receipt relating to the Registrant’s 9.75% Series A Preferred Shares (included as Exhibit A to Exhibit 99.1 above).

99.3	Underwriting Agreement dated March 8, 2007, by and between the Registrant and Wachovia Capital Markets, LLC, as Representative of the several underwriters named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M/I HOMES, INC.

(Registrant)

Date: March 14, 2007

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker Controller and Chief Accounting Officer

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EXHIBITS INDEX

Exhibit No.	Description of Document
3.1	Certificate of Amendment by Directors to Article Fourth of the Registrant’s Amended and Restated Articles of Incorporation dated March 13, 2007.

4.1	Specimen certificate representing the 9.75% Series A Preferred Shares, par value $.01 per share, of the Registrant.

99.1	Form of Deposit Agreement by and among the Registrant, Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A., as Depositary, and the Holders of Depositary Receipts Relating to the Registrant’s 9.75% Series A Preferred Shares.

99.2	Form of Depositary Receipt relating to the Registrant’s 9.75% Series A Preferred Shares (included as Exhibit A to Exhibit 99.1 above).

99.3	Underwriting Agreement dated March 8, 2007, by and between the Registrant and Wachovia Capital Markets, LLC, as Representative of the several underwriters named therein.

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